EXHIBIT 99

                            JOINT FILER INFORMATION


NAME:                      Shell Oil Company

ADDRESS:                   910 Louisiana
                           One Shell Plaza
                           Houston, Texas 77002

DESIGNATED FILER:          Shell US Gas & Power LLC

ISSUER & TICKER SYMBOL:    Enterprise Products Partners L.P. (EPD)

DATE OF EVENT REQUIRING STATEMENT:  August 1, 2003

SIGNATURE:                 Shell Oil Company



                           By:  /s/ Lee B.D. Strebel
                               ------------------------------------
                           Name: Lee B.D. Strebel, Attorney-in-Fact

                            JOINT FILER INFORMATION


NAME:                      SWEPI LP

ADDRESS:                   200 North Dairy Ashford
                           Houston, Texas 77079

DESIGNATED FILER:          Shell US Gas & Power LLC

ISSUER & TICKER SYMBOL:    Enterprise Products Partners L.P. (EPD)

DATE OF EVENT REQUIRING STATEMENT:  August 1, 2003

SIGNATURE:                 SWEPI LP



                           By:   /s/ Lee B.D. Strebel
                                -----------------------------------
                           Name: Lee B.D. Strebel, Attorney-in-Fact

                            JOINT FILER INFORMATION



NAME:                      Shell Gas Pipeline Corp. #2

ADDRESS:                   1301 McKinney, Suite 700
                           Houston, Texas 77010

DESIGNATED FILER:          Shell US Gas & Power LLC

ISSUER & TICKER SYMBOL:    Enterprise Products Partners L.P. (EPD)

DATE OF EVENT REQUIRING STATEMENT:  August 1, 2003

SIGNATURE:                 Shell Gas Pipeline Corp. #2



                           By:   /s/ Lee B.D. Strebel
                                --------------------------------------
                           Name: Lee B.D. Strebel, Attorney-in-Fact